Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Data Storage Corporation

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share (“Common Stock”)	Rule 457(h)	11,733	(2)	$14.00	(2)	$164,262	0.00014760	$24.25
Equity	Common Stock	Rule 457(h)	23,198	(3)	$2.00	(3)	$46,396	0.00014760	$6.85
Equity	Common Stock	Rule 457(h)	60,142	(4)	$2.16	(4)	$129,907	0.00014760	$19.18
Equity	Common Stock	Rule 457(h)	7,500	(5)	$2.40	(5)	$18,000	0.00014760	$2.66
Equity	Common Stock	Rule 457(h)	6,250	(6)	$5.20	(6)	$32,500	0.00014760	$4.80
Equity	Common Stock	Rule 457(h)	2,500	(7)	$4.80	(7)	$12,000	0.00014760	$1.78
Equity	Common Stock	Rule 457(c) and 457(h)	1,000,000	(8)	$6.26	(8)	$6,260,000	0.00014760	$923.98
Total Offering Amounts							$6,663,065		$983.50
Total Fee Offsets									—
Net Fee Due									$983.50

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	All of such shares are issuable upon the exercise of outstanding options under the Amended and Restated Data Storage Corporation Incentive Award Plan (f/k/a Data Storage Corporation 2010 Incentive Award Plan) (the “2010 Plan”) to purchase an aggregate of 11,733 shares of Common Stock at an exercise price of $14.00 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(3)	All of such shares are issuable upon the exercise of outstanding options under the 2010 Plan to purchase an aggregate of 23,198 shares of Common Stock at an exercise price of $2.00 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(4)	All of such shares are issuable upon the exercise of outstanding options under the 2010 Plan to purchase an aggregate of 60,142 shares of Common Stock at an exercise price of $2.16 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(5)	All of such shares are issuable upon the exercise of outstanding options under the 2010 Plan to purchase an aggregate of 7,500 shares of Common Stock at an exercise price of $2.40 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(6)	All of such shares are issuable upon the exercise of outstanding options under the 2010 Plan to purchase an aggregate of 6,250 shares of Common Stock at an exercise price of $5.20 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(7)	All of such shares are issuable upon the exercise of outstanding options under the 2010 Plan to purchase an aggregate of 2,500 shares of Common Stock at an exercise price of $4.80 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(8)	All of such shares are issuable under the Company’s 2021 Stock Incentive Plan, as amended and restated. Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 26, 2024.